EXHIBIT 32.2

SECTION 906 CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER OF LOOP INDUSTRIES, INC.

In connection with the accompanying Quarterly Report on Form 10-Q of Loop Industries, Inc. for the quarter ended May 31, 2017, the undersigned, D. Jennifer Rhee, Chief Financial Officer of Loop Industries, Inc., does hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	such Quarterly Report on Form 10-Q for the quarter ended May 31, 2017, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in such Quarterly Report on Form 10-Q for the quarter ended May 31, 2017, fairly presents, in all material respects, the financial condition and results of operations of Loop Industries, Inc.

Date: July 14, 2017	By:	/s/ D. Jennifer Rhee
D. Jennifer Rhee
Chief Financial Officer (principal financial officer and principal accounting officer)